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                                                                    EXHIBIT 3.1



                          CERTIFICATE OF DESIGNATIONS,

                            RIGHTS AND PREFERENCES OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                           LIFE MEDICAL SCIENCES, INC.

         Life Medical Sciences, Inc., a Delaware corporation (the
"CORPORATION"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "BOARD OF DIRECTORS") has adopted the following resolutions creating a series of the Corporation's Preferred Stock, par value $.01 per share, designated as the Series A Convertible Preferred Stock:

         RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                  1. TITLE OF SERIES. The series of the Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "SERIES A PREFERRED").

                  2. NUMBER OF SHARES IN SERIES; PAR VALUE. The number of authorized shares of Series A Preferred shall be 500,000 shares, par value $.01 per share.

                  3. DIVIDENDS. Subject to Section 6(d)(vii) hereof, the holders of the Series A Preferred shall be entitled to receive dividends only when, as, and if declared by the Board of Directors.

                  4.       LIQUIDATION PREFERENCE.

                           (a)      PREFERENCE.  In the event of any
liquidation, dissolution or winding up of the Corporation (a "LIQUIDATION EVENT"), whether voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, an amount equal to $1.00 per share plus a further amount equal to all declared but unpaid dividends on such shares for each share of Series A Preferred then held by them. All of the preferential amounts to be paid to the holders of the Series A Preferred under this Section 4 shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets or funds of the Corporation to, the holders of the Common Stock in connection with such Liquidation Event.

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                           (b)      INSUFFICIENT ASSETS.  If upon such
Liquidation Event the assets and funds of the Corporation are insufficient to provide for the payment of the full aforesaid preferential amount to the holders of the Series A Preferred, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                           (c)      PARTICIPATION.  After the payment or the
setting apart of payment of the full preferential amounts to the holders of the Series A Preferred, all remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred ratably on a per-share basis (in the case of the Series A Preferred, assuming the conversion of the Series A Preferred into Common Stock).

                           (d)      DEEMED LIQUIDATION.  For purposes of this
Section 4, unless waived by the holders of not less than two-thirds of the outstanding shares of Series A Preferred, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), unless the Corporation's stockholders of record immediately prior to such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition) hold at least 50% of the voting power of the surviving or acquiring entity or
(ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation Event and shall entitle the holders of Series A Preferred and Common Stock to receive at the closing of such merger, reorganization or sale, in cash, securities or other properties (valued as provided in subsection 4(e) below), amounts as specified in subsections (a), (b) and (c) above; provided, however, that neither the Acquisition nor the Second Financing (as each such term is defined in the Stock Purchase Agreement of even date herewith between the Corporation and the purchasers of Series A Preferred (the "Purchase Agreement")) shall be a Liquidation Event.

                           (e)      NONCASH DISTRIBUTIONS.  If any of the assets
or funds of the Corporation are to be distributed other than in cash under this
Section 4 or for any purpose, then the Board of Directors shall promptly engage an independent appraiser to determine the value of the assets to be distributed to the holders of the Series A Preferred and/or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of the Series A Preferred and/or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:

                                    (i)     if traded on a securities exchange
or interdealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                                    (ii)    if actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and


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                                    (iii)   if there is no active public market,
the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of the Series A Preferred, provided that if the Corporation and the holders of a majority of the outstanding shares of the Series A Preferred are unable to reach agreement, then the value shall be determined by appraisal by an independent investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of the Series A
Preferred.

                  5.       VOTING RIGHTS.

                           (a)      GENERAL.  Except as set forth herein or as
otherwise required by law, a holder of Series A Preferred shall be entitled to that number of votes per share of Series A Preferred equal to the number of shares of Common Stock into which such share of Series A Preferred would be converted if the conversion took place on the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Except as otherwise provided in this Certificate of Incorporation or as required by applicable law, the holders of shares of Series A Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and applicable law, and shall vote, together with the holders of shares of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock), with respect to any question upon which holders of shares of Common Stock have the right to vote, as a single class, including, but not limited to, actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock.

                           (b)      ELECTIONS.  At each annual meeting of the
stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the holders of record of shares of Series A Preferred voting together as a separate class shall be entitled, but not obligated, to elect two directors, who shall be designated for nomination by the holders of record of a majority of the shares of Series A Preferred then outstanding (the "SERIES A DIRECTORS"). The Board of Directors, in determining the size of the Board of Directors, shall allow for such two Series A Directors. At any such meeting called for the purpose of electing directors, the presence in person or by proxy of the holders of record of a majority of the shares of Series A Preferred then outstanding, in the case of the election of a Series A Director, shall constitute a quorum for the election of Series A Directors to be elected by such holders of Series A Preferred. A Series A Director may be removed during his or her term of office, whether with or without cause, only by the holders of record of a majority of the Series A Preferred shares. Any vacancy in a Series A Director position, however such vacancy may be caused, may be filled only by vote of the holders of Series A Preferred. Each director of the Corporation shall be entitled to one (1) vote on all matters which directors are entitled to vote on.


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                           (c)      COMMITTEES.  Each Series A Director shall be
entitled to be a member of each authorized committee of the Board of Directors, and the Series A Directors shall constitute a majority of the Executive
Committee of the Board of Directors.

                  6. CONVERSION. The holders of the Series A Preferred shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                           (a)      MANDATORY CONVERSION.  Upon the earlier to
occur of (i) the Corporation's receipt of a $4,500,000 investment as contemplated by the Purchase Agreement and (ii) six months from the date hereof, each share of Series A Preferred shall automatically convert into such number of fully paid and nonassessable shares of Common Stock (the "CONVERSION RATE") as is determined by dividing $1.00 by the Series A Conversion Price, as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "SERIES A CONVERSION PRICE") shall initially be $0.10 per share. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

                           (b)      MECHANICS OF CONVERSION.  No fractional
shares of Common Stock shall be issued upon conversion of Series A Preferred, provided that whether or not fractional shares result from a conversion shall be determined on the basis of the total number of shares of Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock issuable to such holder to the nearest whole share. Before any holder of Series A Preferred shall be entitled to receive a certificate representing shares of Common Stock upon conversion, such holder shall surrender the certificate or certificates representing the related shares of Series A Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred and shall give written notice to the Corporation stating the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the holder entitled to receive the Common Stock upon conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities.

                           (c)      RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of


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authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, in addition to such other remedies as shall be available to the holders of Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                           (d)      ADJUSTMENTS TO CONVERSION PRICE.

                                    (i)     SPECIAL DEFINITIONS.  The following
definitions shall apply to this Certificate of Designations:

                                            (1)      "OPTIONS" shall mean
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock, Series A Preferred or Convertible Securities.

                                            (2)      "ORIGINAL ISSUE DATE" means
the first date on which Series A Preferred was issued.

                                            (3)      "CONVERTIBLE SECURITIES"
shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                            (4)      "ADDITIONAL SHARES OF
COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to subsection 6(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than

                                                     (A)      shares of Common
Stock issued upon conversion of the Series A Preferred;

                                                     (B)      shares of Common
Stock issued as a dividend or distribution on Series A Preferred or any event for which adjustment is made pursuant to subsection 6(d)(vi) or 6(d)(vii) hereof; and

                                                     (C)      shares of Common
Stock issued pursuant to the valid exercise of all Options and Convertible Securities disclosed in the schedules to the Purchase Agreement; and

                                                     (D)      Shares of Common
Stock (or other securities) issued in the Acquisition or the Second Financing, or upon conversion or exercise of securities issued in the Acquisition or the Second Financing.

                                    (ii)    NO ADJUSTMENT OF CONVERSION PRICE.
No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried


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forward and shall be taken into account in any subsequent adjustment to the
Series A Conversion Price.

                                    (iii)   DEEMED ISSUE OF ADDITIONAL SHARES
OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (2) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (1)      no further adjustment in
the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, or upon the receipt of payment for any such conversion or exchange;

                                            (2)      if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                            (3)      upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                     (A)      in the case of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and


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                                                     (B)      in the case of
Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (4)      no readjustment pursuant
to clause (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price on the original adjustment date, or (B) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (iv)    ADJUSTMENT OF SERIES A CONVERSION
PRICE OF SERIES A PREFERRED UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 6(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (subject to Section 6(d)(ii), calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received or deemed received by the Corporation for the total number of Additional Shares of Common Stock so issued or deemed issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued or deemed issued; and provided further that, for the purposes of this subsection
(iv), all shares of Common Stock issuable upon conversion of outstanding Series A Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding (whether or not conversion or exercise is then permitted), and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 6(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                    (v)     DETERMINATION OF CONSIDERATION.
For purposes of this Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                            (1)      CASH AND PROPERTY:  Except
as provided in clause (2) below, such consideration shall:

                                                     (A)      insofar as it
consists of cash, be computed as the aggregate amount of cash received by the Corporation, before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in


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connection with the issuance and sale thereof, and excluding amounts paid or payable for accrued interest or accrued dividends;

                                                     (B)      insofar as it
consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the directors elected by the holders of Series A Preferred); PROVIDED, HOWEVER, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                                                     (C)      in the event
Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors (including the directors elected by the holders of Series A Preferred).

                                            (2)      OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities, shall initially be determined by dividing:

                                                     (A)      the total amount,
if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                                     (B)      the maximum number
of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (vi)    ADJUSTMENTS FOR STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split, or otherwise), into a greater number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


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                                    (vii)   ADJUSTMENTS FOR OTHER DISTRIBUTIONS.
In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution (other than a distribution described in Section 6(d)(vi)), including a distribution in cash, the holders of Series A Preferred shall be entitled to a proportionate share of any such distribution as though their shares of Series A Preferred were converted into Common Stock on the record date fixed for the determination of holders of shares of Common Stock entitled to receive such distribution.

                                    (viii)  ADJUSTMENTS FOR RECLASSIFICATION,
EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(d)(vi), or a transaction that would constitute a deemed liquidation of the Corporation under Section 4(d)), then and in each such event provision shall be made so that each holder of shares of Series A Preferred shall thereafter be entitled to receive, upon conversion of the Series A Preferred, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such reorganization, reclassification or other transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred would have been converted if converted immediately prior to such reorganization, reclassification or other transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of shares of Series A Preferred after the reorganization, reclassification or other transaction to the end that the provisions of this Section 6 (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                                    (ix)    NO IMPAIRMENT.  Without the prior
written consent of the holders of a majority of the Series A Preferred, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                                    (x)     CERTIFICATE AS TO ADJUSTMENTS.
Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series A Conversion Price at the time in effect, and (C) the number of


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shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.

                  7. REDEMPTION. The Series A Preferred is not redeemable by the Corporation, nor may the holders of Series A Preferred require the Corporation to redeem such shares.

                  8. NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time:

                           (a)      to declare any dividend or distribution
upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (b)      to offer for subscription PRO RATA to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (c)      to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (d)      to merge or consolidate with or into any
other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, unless waived in writing by the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall send to the holders of the Series A Preferred:

                                    (i)     at least 20 days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                                    (ii)    in the case of the matters
referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); provided, that no such notice shall be required in connection with the Acquisition (as defined in the Purchase Agreement); provided, further, that notice shall be provided in the same manner as any notice provided to the holders of Common Stock in connection with the Acquisition.

              Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

                  9. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class:

                           (a)      amend or repeal any provision of the
Corporation's Certificate of Incorporation or Bylaws in such a manner as to adversely affect the rights of the holders of Series A Preferred, it being understood that any amendments to the authorized capitalization of the Corporation, the creation of any new class or series of stock, and any amendments to the By-laws pertaining to the Executive Committee of the Board of Directors shall each be deemed to be an amendment that adversely affects the rights of the holders of Series A Preferred;

                           (b)      authorize or issue any securities (other
than securities issuable upon conversion or exercise of other Corporation securities outstanding on the date hereof and disclosed in the Schedules to the Purchase Agreement, shares of Common Stock issuable upon conversion of the Series A Preferred, and up to 250,000 shares of Common Stock (or securities convertible into or exercisable therefor) authorized for issuance by the Executive Committee of the Board of Directors or by the Board of Directors (including in each such case at least one Series A Director));

                           (c)      sell, convey, liquidate, or otherwise
dispose of or encumber all or a substantial portion of its property or business, or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation);

                           (d)      purchase, lease or otherwise acquire all
or substantially all of the properties or assets of any other entity (whether through the purchase of stock or assets), provided that this Section 9(d) shall not apply to the Acquisition;

                           (e)      dissolve the Corporation;

                           (f)      change the nature of the Corporation's
business;

                           (g)      authorize any amounts of indebtedness for
borrowed monies or guarantees, which shall not constitute "securities" for purposes of Section 9(b);

                           (h)      pay or declare a dividend on any security;

                           (i)      adopt any new, or amend any existing, stock
option or other benefit plan (unless approved by the Executive Committee of the Board of Directors or by the Board of Directors (including in each such case at least one Series A Director));

                           (j)      enter into any new, or amend any existing, e
mployment, severance, continuance, consulting or similar arrangements with any Corporation employee or consultant (unless approved by the Executive Committee of the Board of Directors or by the Board of Directors (including in each such case at least one Series A Director));

                           (k)      sell, assign, or license any of the
Corporation's intellectual property to any person;

                           (l)      redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or Series A Preferred; or

                           (m)      enter into any contract or series of related
contracts involving payments to or by the Corporation in excess of $10,000 (unless approved by the Executive Committee of the Board of Directors or by the Board of Directors (including in each such case at least one Series A Director)).

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert Hickey, the Chairman, President and Chief Executive Officer of the Corporation. The signature below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true.


Dated:  December 15, 2000

                                         LIFE MEDICAL SCIENCES, INC.


                                         /s/      Robert Hickey
                                         -------------------------------
                                         By:     Robert Hickey
                                                 Chairman, President and Chief
                                                 Executive Officer